Exhibit 21.1

List of Subsidiaries of TerrAscend Corp

Subsidiary	State or Other Jurisdiction of Incorporation or Organization
TerrAscend Canada Inc.	Ontario
Solace Health Network Inc.	Ontario
TerrAscend Medical Holdings Inc.	Ontario
2627685 Ontario Inc.	Ontario
2151924 Alberta Ltd.	Alberta
2671983 Ontario Inc.	Ontario
Solace Rx Inc.	Ontario
Ascendant Laboratories Inc.	Ontario
TerrAscend USA, Inc.	Delaware
TerrAscend America, Inc.	Delaware
Arise Bioscience, Inc.	Delaware
WDB Holding PA, Inc.	Delaware
WDB Holding NV, Inc.	Delaware
WDB Holding CA, Inc.	Delaware
WDB Management CA LLC	California
WDB Holding MI, Inc.	Delaware
Well and Good, Inc.	Delaware
BTHHM Berkeley, LLC	California
V Products, LLC	California
Ilera Healthcare LLC	Pennsylvania
Ilera Dispensing LLC	Pennsylvania
IHC Real Estate GP, LLC	Delaware
IHC Real Estate LP	Delaware
Ilera Security LLC	Pennsylvania
235 Main Street Mercersburg LLC	Pennsylvania
Ilera InvestCo I, LLC	Pennsylvania
Ilera Dispensing 2 LLC	Pennsylvania
Ilera Dispensing 3 LLC	Pennsylvania
WDB Holding GA, Inc.	Georgia
Aspire Medical Partners, LLC	Georgia
WDB Holding MD, Inc.	Maryland
HMS Health, LLC	Maryland
HMS Processing LLC	Maryland
HMS Hagerstown, LLC	Delaware
TerrAscend NJ LLC	New Jersey
Oxnard Caring Project LLC	California
Capitola Caring Project, LLC	California
ABI SF LLC	California
RHMT, LLC	California
Deep Thought LLC	California
Howard Street Partners, LLC	California
IHC Management LLC	Delaware
GuadCo LLC	Pennsylvania
KCR Holdings LLC	Pennsylvania
PA Store 299 LLC	Delaware
Gage Growth Corp.	Canada
Cookies Retail Canada Corp.	Canada
Gage Innovations Corp.	Canada

2765533 Ontario Inc.	Ontario
2668420 Ontario Inc.	Ontario
TerrAscend USA Services, LLC	Delaware
Rivers Innovations, Inc.	Delaware
Rivers Innovations US South LLC	Delaware
RI SPE 1 LLC	Delaware
Apothecarium Dispensing LLC	New Jersey
Moose Curve Holdings, LLC	Maryland
Allegany Medical Marijuana Dispensary LLC	Maryland
Allegany CBD Wellness Shop Incorporated	Maryland
KISA Enterprises MI Inc.	Michigan
RKD Ventures, LLC	Michigan
AEY Holdings, LLC	Michigan
Stadium Ventures Inc.	Michigan
Thrive Enterprises LLC	Michigan
Spartan Partners Corporation	Michigan
Spartan Partners Holdings, LLC	Michigan
Spartan Partners Services LLC	Michigan
Spartan Partners Properties LLC	Michigan
Spartan Partners Licensing LLC	Michigan
Mayde US LLC	Michigan